Exhibit 99.1
Bright Horizons Family Solutions® Reports Third Quarter of 2014 Financial Results

BOSTON, November 4, 2014 /PRNewswire/ — Bright Horizons Family Solutions® Inc. (NYSE: BFAM), a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and life, today announced financial results for the third quarter of 2014.
Third Quarter 2014 Highlights (compared to third quarter 2013):

•	Revenue increased 9% to $335 million

•	Adjusted EBITDA* increased 11% to $55 million

•	Adjusted income from operations* increased 12% to $33 million

•	Adjusted net income* increased 16% to $21 million

•	Diluted adjusted earnings per pro forma common share* increased 14% to $0.32

"We are very pleased to report strong operating results for the third quarter, including contributions across our broad suite of solutions," said David Lissy, Chief Executive Officer. “Our solid financial performance allows us to continue to invest in the people and systems needed to further deepen our position as the leader in our field.”
“Bright Horizons' partners include many industry-leading employers who recognize the value of investing in programs and services that help their employees balance their work and family responsibilities,” added Lissy. “I’m very proud that 84 of the employers honored by Working Mother magazine on their “2014 Working Mother 100 Best Companies” list, released in September, are Bright Horizons clients, including once again all of the Top-Ten employers on the list. Our suite of services, from full service centers to back-up care and educational advisory services, allows employers to improve productivity by helping their employees to achieve a healthy integration between work and life.”
Third Quarter 2014 Results
Revenue increased $26.3 million in the third quarter of 2014 on contributions from new and ramping full service child care centers, average price increases of 3-4%, and expanded sales of back-up dependent care and educational advisory services.

Adjusted EBITDA increased $5.3 million and adjusted income from operations increased $3.5 million in the third quarter of 2014.  The adjusted EBITDA increase reflects operating leverage from enrollment gains in mature and ramping centers, contributions from new child care centers, back-up dependent care and educational advisory clients that have been added since the third quarter of 2013, and strong cost management, partially offset by the costs incurred during the ramp up of certain new lease/consortium centers opened during 2013 and 2014. The increase in adjusted operating income reflects a $4.4 million increase in gross profit, partially offset by increases in recurring selling, general and administrative expenses ("SG&A").

Income from operations was $33.0 million for the third quarter of 2014 compared to $27.8 million in the same 2013 period, and net income was $15.4 million for the third quarter of 2014 compared to net income of $14.9 million in the same 2013 period.  In the third quarter of 2013, the provision for income taxes of $3.7 million represented an effective tax rate of 19.6% due to the projection of the expected applicable tax rate for the full year 2013, including the impact on income before income taxes of the expenses related to the initial public offering (the "IPO") and debt refinancing that were completed in the first quarter of 2013. Adjusted net income increased by $2.9 million, or 16%, to $21.4 million on the expanded income from operations.  Diluted adjusted earnings per pro forma common share was $0.32, an increase of 14% compared to the third quarter in 2013.

As of September 30, 2014, the Company operated 876 early care and education centers with the capacity to serve 99,900 children and families.

*Adjusted EBITDA, adjusted income from operations and adjusted net income are non-GAAP measures.  Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, straight line rent expense, stock compensation expense, expenses related to the IPO and refinancing that were completed in January 2013, expenses related to secondary offerings, expenses associated with completed acquisitions, and the management agreement fee paid to Bain Capital Partners LLC (the "Sponsor"). Adjusted income from operations represents income from operations before expenses related to the completion of the IPO and secondary offerings, and expenses associated with completed acquisitions. Adjusted net income represents net income determined in accordance with GAAP, adjusted for stock compensation expense, amortization expense, the Sponsor management agreement fee, IPO and refinancing expenses, secondary offering expenses, expenses associated with completed acquisitions and the income tax provision (benefit) thereon. These non-GAAP measures are more fully described and are reconciled from the respective measures determined under GAAP in the table referred to below. Diluted adjusted earnings per pro forma common share is a non-GAAP measure, calculated using adjusted net income, and gives effect to the conversion of Class L common stock as if the conversion were completed at the beginning of the respective fiscal period. Please refer to "Non-GAAP Measures," "Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations," and "Bright Horizons Family Solutions Inc. Diluted Adjusted Earnings per Pro Forma Common Share" for further detail.
Balance Sheet and Cash Flow
During the nine months ended September 30, 2014, the Company generated approximately $121.3 million of cash flow from operations compared to $121.5 million for the same period in 2013 and invested $53.4 million in fixed assets and acquisitions compared to $180.5 million in the same 2013 period.  Net cash provided by financing activities totaled $12.1 million in the nine months ended September 30, 2014 compared to $60.0 million for the same 2013 period.  The Company raised $234.9 million of net proceeds from the IPO completed on January 30, 2013, and repaid all of its outstanding indebtedness with the proceeds from the IPO and proceeds from the issuance of $790.0 million in new secured term loans.  During the nine months ended September 30, 2014, the Company's cash and cash equivalents grew $79.4 million to $109.0 million.
2014 Outlook
As described below, the Company is updating certain targets regarding its 2014 expectations.

•	Overall revenue growth in 2014 of approximately 11%

•	Adjusted EBITDA growth in 2014 in the range of 15-16%

•	Adjusted net income growth in 2014 in the range of 23-25%

•	Diluted adjusted earnings per pro forma common share growth in the range of 20-22%

In addition, for the full year in 2014, the Company estimates that pro forma diluted weighted average shares will approximate 68 million shares.
Conference Call
Bright Horizons Family Solutions will host an investor conference call today at 5:00 pm ET.  Interested parties are invited to listen to the conference call by dialing 1-877-407-9039 or, for international callers, 1-201-689-8470, and asking for the Bright Horizons Family Solutions conference call, moderated by Chief Executive Officer David Lissy.  Replays of the entire call will be available through November 11, 2014 at 1-877-870-5176 or, for international callers, at 1-858-384-5517, conference ID # 13593208.  The webcast of the conference call, including replays, and a copy of this press release are also available through the Investor Relations section of the Company's web site, www.brighthorizons.com.
Forward-Looking Statements
This press release includes statements that express the Company's opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, "forward-looking statements." Bright Horizons Family Solutions' actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms "believes," "expects," "may," "will," "should," "seeks," "projects," "approximately," "intends," "plans," "estimates" or

"anticipates," or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company's intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we and our partners operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, the following: changes in the demand for child care and other dependent care services, including variation in enrollment trends and lower than expected demand from employer sponsor clients; the possibility that acquisitions may disrupt our operations and expose us to additional risk; our ability to pass on our increased costs; changes in our relationships with employer sponsors; our substantial indebtedness and the terms of such indebtedness; our ability to withstand seasonal fluctuations in the demand for our services; significant competition within our industry; our ability to implement our growth strategies successfully; as well as those risks and uncertainties described in the "Risk Factors" section of our Annual Report on Form 10-K filed March 25, 2014. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, unless required by law.
Non-GAAP Measures
In addition to the results provided in accordance with U.S. generally accepted accounting principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements - adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per pro forma common share - which present operating results on a basis adjusted for certain items.  The Company uses these non-GAAP measures as key performance measures for the purpose of evaluating performance internally.  We also believe these non-GAAP measures provide investors with useful information with respect to our historical operations. These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. The use of the terms adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per pro forma common share may differ from similar measures reported by other companies.  Adjusted EBITDA, adjusted income from operations, and adjusted net income are reconciled from the respective measures under GAAP in the attached table "Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations."

The number of common shares used in the calculations of diluted adjusted earnings per pro forma common share for the 2013 reported periods give effect to the conversion of all outstanding shares of Class L common stock at the conversion factor of 35.1955 common shares for each Class L share, as if the conversion was completed at January 1, 2013. Diluted adjusted earnings per pro forma common share is calculated using the two-class method and includes the dilutive effect of stock options. Shares sold in the IPO are included in the diluted adjusted earnings per pro forma common share calculations beginning on the date that such shares were actually issued. Diluted adjusted earnings per pro forma common share is calculated using adjusted net income, as defined above. See the attached table "Bright Horizons Family Solutions Inc. Diluted Adjusted Earnings per Pro Forma Common Share" for further detail.
About Bright Horizons Family Solutions® Inc.
Bright Horizons Family Solutions® is a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and life. The Company provides center-based full service child care, back-up dependent care and educational advisory services to more than 900 clients across the United States, the United Kingdom, Ireland, the Netherlands, Canada and India, including more than 130 FORTUNE 500 companies and 84 of Working Mother magazine's 2014 "100 Best Companies for Working Mothers."  Bright Horizons is one of FORTUNE magazine's "100 Best Companies to Work For" and is one of the UK's Best Workplaces as designated by the Great Place to Work® Institute. Bright Horizons is headquartered in Watertown, MA. The Company's web site is located at www.brighthorizons.com.

Contacts:

Investors:
Elizabeth Boland
CFO - Bright Horizons
eboland@brighthorizons.com
617-673-8125

Jim Plocica
VP - Shareholder Services - Bright Horizons
jplocica@brighthorizons.com
617-673-8041

Kevin Doherty
MD - Solebury Communications Group
kdoherty@soleburyir.com
203-428-3233

Media:
Ilene Serpa
VP - Communications - Bright Horizons
iserpa@brighthorizons.com
617-673-8044

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share data) (Unaudited)

	Three Months Ended September 30,
	2014	%	2013	%
Revenue	$334,976	100.0%	$308,663	100.0%
Cost of services	262,115	78.2%	240,158	77.8%
Gross profit	72,861	21.8%	68,505	22.2%
Selling, general and administrative expenses	32,856	9.8%	33,017	10.7%
Amortization of intangible assets	6,959	2.1%	7,699	2.5%
Income from operations	33,046	9.9%	27,789	9.0%
Interest expense, net	(8,395)	(2.5)%	(9,195)	(3.0)%
Income before income taxes	24,651	7.4%	18,594	6.0%
Income tax expense	(9,272)	(2.8)%	(3,652)	(1.2)%
Net income	15,379	4.6%	14,942	4.8%
Net loss attributable to non-controlling interest	—	—%	(102)	—%
Net income attributable to Bright Horizons Family Solutions Inc.	$15,379	4.6%	$15,044	4.8%

Earnings per common share:
Common stock—basic	$0.23		$0.23
Common stock—diluted	$0.23		$0.23
Weighted average number of common shares outstanding:
Common stock—basic	66,087,184		64,916,558
Common stock—diluted	67,635,657		66,831,413

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share data) (Unaudited)

	Nine Months Ended September 30,
	2014	%	2013	%
Revenue	$1,015,231	100.0%	$899,599	100.0%
Cost of services	782,107	77.0%	689,879	76.7%
Gross profit	233,124	23.0%	209,720	23.3%
Selling, general and administrative expenses	101,464	10.0%	109,048	12.1%
Amortization of intangible assets	22,068	2.2%	22,049	2.5%
Income from operations	109,592	10.8%	78,623	8.7%
Loss on extinguishment of debt	—	—%	(63,682)	(7.1)%
Interest expense, net	(25,736)	(2.5)%	(31,387)	(3.5)%
Income (loss) before income taxes	83,856	8.3%	(16,446)	(1.9)%
Income tax (expense) benefit	(30,715)	(3.0)%	5,114	0.6%
Net income (loss)	53,141	5.3%	(11,332)	(1.3)%
Net loss attributable to non-controlling interest	—	—%	(212)	—%
Net income (loss) attributable to Bright Horizons Family Solutions Inc.	$53,141	5.3%	$(11,120)	(1.3)%

Earnings (loss) per common share:
Common stock—basic	$0.81		$(0.18)
Common stock—diluted	$0.79		$(0.18)
Weighted average number of common shares outstanding:
Common stock—basic	65,755,911		61,815,607
Common stock—diluted	67,433,972		61,815,607

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share data) (Unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$109,008	$29,585
Accounts receivable—net	64,660	78,691
Other current assets	56,769	56,894
Total current assets	230,437	165,170
Fixed assets—net	398,635	390,894
Goodwill	1,096,840	1,096,283
Other intangibles—net	413,485	435,060
Other assets	14,441	15,263
Total assets	$2,153,838	$2,102,670
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$7,900	$7,900
Accounts payable and accrued expenses	103,839	107,626
Deferred revenue and other current liabilities	126,038	139,562
Total current liabilities	237,777	255,088
Long-term debt	752,657	756,323
Deferred income taxes	139,963	139,888
Other long-term liabilities	70,969	62,234
Total liabilities	1,201,366	1,213,533
Total stockholders’ equity	952,472	889,137
Total liabilities and stockholders’ equity	$2,153,838	$2,102,670

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Nine months ended September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$53,141	$(11,332)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	58,332	53,313
Loss on extinguishment of debt	—	63,682
Interest paid in kind	—	2,143
Stock-based compensation	6,462	9,528
Deferred income taxes	(59)	367
Other non-cash adjustments, net	4,598	4,348
Changes in assets and liabilities:
Accounts receivable	13,938	10,977
Prepaid expenses and other current assets	(1,121)	(21,123)
Accounts payable and accrued expenses	(3,617)	(553)
Other, net	(10,363)	10,115
Net cash provided by operating activities	121,311	121,465
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	(47,953)	(55,159)
Payments for acquisitions, net of cash acquired	(6,522)	(125,389)
Settlement of purchase price for prior year acquisitions	1,030	—
Net cash used in investing activities	(53,445)	(180,548)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt, net	—	769,360
Extinguishment of long-term debt	—	(972,468)
Proceeds from initial public offering, net	—	234,944
Line of credit, net	—	20,600
Principal payments of long-term debt	(5,925)	(5,925)
Purchase of treasury stock	(7,233)	—
Proceeds from issuance of common stock upon exercise of options	13,656	8,671
Proceeds from issuance of restricted stock	4,709	—
Tax benefit from stock-based compensation	6,856	4,845
Net cash provided by financing activities	12,063	60,027
Effect of exchange rates on cash and cash equivalents	(506)	(43)
Net increase in cash and cash equivalents	79,423	901
Cash and cash equivalents—beginning of period	29,585	34,109
Cash and cash equivalents—end of period	$109,008	$35,010

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Full service center-based care	Back-up dependent care	Other educational advisory services	Total
Three months ended September 30, 2014
Revenue	$282,798	$43,493	$8,685	$334,976
Amortization of intangibles	6,634	181	144	6,959
Income from operations	19,079	12,356	1,611	33,046
Adjusted income from operations (1)	19,079	12,356	1,611	33,046

Three months ended September 30, 2013
Revenue	$263,198	$38,648	$6,817	$308,663
Amortization of intangibles	7,442	181	76	7,699
Income from operations	16,392	10,215	1,182	27,789
Adjusted income from operations (1)	18,139	10,215	1,182	29,536

(1)	Adjusted income from operations represents income from operations excluding transaction costs associated with the acquisition of businesses in 2013.

	Full service center-based care	Back-up dependent care	Other educational advisory services	Total
Nine months ended September 30, 2014
Revenue	$870,546	$120,689	$23,996	$1,015,231
Amortization of intangibles	21,090	543	435	22,068
Income from operations	70,587	36,229	2,776	109,592
Adjusted income from operations (1)	71,137	36,229	2,776	110,142

Nine months ended September 30, 2013
Revenue	$775,358	$107,526	$16,715	$899,599
Amortization of intangibles	21,279	543	227	22,049
Income from operations	49,326	28,609	688	78,623
Adjusted income from operations (1)	63,320	30,463	1,466	95,249

(1)
Adjusted income from operations represents income from operations excluding expenses incurred in connection with the completion of the IPO in January 2013, secondary offerings, and transaction costs associated with the acquisition of businesses in 2013.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income (loss)	$15,379	$14,942	$53,141	$(11,332)
Interest expense, net	8,395	9,195	25,736	31,387
Income tax expense (benefit)	9,272	3,652	30,715	(5,114)
Depreciation	12,423	11,013	36,264	31,264
Amortization of intangible assets (a)	6,959	7,699	22,068	22,049
EBITDA	52,428	46,501	167,924	68,254
Additional Adjustments:
Deferred rent (b)	817	504	2,132	1,867
Stock compensation expense (c)	2,039	1,223	6,462	9,528
Sponsor management fee (d)	—	—	—	7,674
Loss on extinguishment of debt (e)	—	—	—	63,682
Expenses related to secondary offering	—	—	550	647
Acquisition-related costs (f)	—	1,747	—	3,511
Total adjustments	2,856	3,474	9,144	86,909
Adjusted EBITDA	$55,284	$49,975	$177,068	$155,163
Income from operations	$33,046	$27,789	$109,592	$78,623
Performance-based stock compensation expense (c)	—	—	—	4,968
Sponsor termination fee (d)	—	—	—	7,500
Expenses related to secondary offering	—	—	550	647
Acquisition-related costs (f)	—	1,747	—	3,511
Adjusted income from operations	$33,046	$29,536	$110,142	$95,249
Net income (loss)	$15,379	$14,942	$53,141	$(11,332)
Income tax expense (benefit)	9,272	3,652	30,715	(5,114)
Income (loss) before tax	24,651	18,594	83,856	(16,446)
Stock compensation expense (c)	2,039	1,223	6,462	9,528
Sponsor management fee (d)	—	—	—	7,674
Amortization of intangible assets (a)	6,959	7,699	22,068	22,049
Loss on extinguishment of debt (e)	—	—	—	63,682
Expenses related to secondary offering	—	—	550	647
Acquisition-related costs (f)	—	1,747	—	3,511
Adjusted income before tax	33,649	29,263	112,936	90,645
Income tax expense (g)	(12,282)	(10,827)	(41,401)	(33,539)
Adjusted net income	$21,367	$18,436	$71,535	$57,106

(a)
Represents amortization of intangible assets, including approximately $5.0 million and $15.0 million for the three and nine months ended September 30, 2014 and 2013, associated with intangible assets recorded in connection with our going private transaction in May 2008.

(b)	Represents rent in excess of cash paid for rent, recognized on a straight line basis over the life of the lease in accordance with Accounting Standards Codification Topic 840, Leases.

(c)	Represents non-cash stock-based compensation expense, including performance-based stock compensation charge in 2013.

(d)	Represents fees paid to our Sponsor under a management agreement, including the Sponsor termination fee.

(e)	Represents redemption premiums and write off of unamortized debt issue costs and original issue discount associated with indebtedness that was repaid in connection with a refinancing.

(f)	Represents costs associated with the acquisition of businesses.

(g)	Represents income tax expense calculated on adjusted income before tax at the effective rate of approximately 37% in both 2014 and 2013.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
DILUTED ADJUSTED EARNINGS PER PRO FORMA COMMON SHARE
(In thousands except share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Diluted earnings (loss) per pro forma common share:
Net income (loss)	$15,379	$14,942	$53,141	$(11,332)
Pro forma weighted average number of common shares—diluted:
Weighted average number of Class L shares over period in which Class L shares were outstanding (1)	—	—	—	1,327,115
Adjustment to weight Class L shares over respective period	—	—	—	(1,277,963)
Weighted average number of Class L shares over period	—	—	—	49,152
Class L conversion factor	—	—	—	35.1955
Weighted average number of converted Class L common shares	—	—	—	1,729,929
Weighted average number of common shares	66,087,184	64,916,558	65,755,911	61,815,607
Pro forma weighted average number of common shares—basic	66,087,184	64,916,558	65,755,911	63,545,536
Incremental dilutive shares (2)	1,548,473	1,914,855	1,678,061	—
Pro forma weighted average number of common shares—diluted	67,635,657	66,831,413	67,433,972	63,545,536
Diluted earnings (loss) per pro forma common share	$0.23	$0.22	$0.79	$(0.18)

Diluted adjusted earnings per pro forma common share:
Adjusted net income	$21,367	$18,436	$71,535	$57,106
Pro forma weighted average number of common shares—basic	66,087,184	64,916,558	65,755,911	63,545,536
Incremental dilutive shares (2)	1,548,473	1,914,855	1,678,061	1,860,276
Pro forma weighted average number of common shares—diluted	67,635,657	66,831,413	67,433,972	65,405,812
Diluted adjusted earnings per pro forma common share	$0.32	$0.28	$1.06	$0.87

(1)
The weighted average number of Class L shares in the actual Class L earnings per share calculation for the nine months ended September 30, 2013 represents the weighted average from the beginning of the period up through the date of conversion of the Class L shares into common shares. As such, the pro forma weighted average number of common shares includes an adjustment to the weighted average number of Class L shares outstanding to reflect the length of time the Class L shares were outstanding prior to conversion relative to the nine month period. The converted Class L shares are already included in the weighted average number of common shares outstanding for the period after their conversion.

(2)
Represents the dilutive effect of stock options using the treasury stock method. For purposes of the diluted loss per pro forma common share for the nine months ended September 30, 2013, there is no dilutive effect since there was a loss recorded during the period.